Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)

                                              Quarters ended June 30,
Primary                                           1996     1995
Earnings:
 Net earnings                                   $ 3,448  $ 2,718
 Deduct dividends on preference stock               633      634

 Net earnings applicable to common stock        $ 2,815  $ 2,084

Shares:
 Weighted average number of common
  shares outstanding                             14,723   14,750
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                             171      146
 Weighted average number of shares
  outstanding, as adjusted                       14,894   14,896

Primary earnings per share                      $  0.19  $  0.14


Fully diluted
Earnings:
 Net earnings                                   $ 3,448  $ 2,718
 Deduct dividends on preference stock (1)           633      634

 Net earnings applicable to common stock        $ 2,815  $ 2,084

Shares:
 Weighted average number of common
  shares outstanding                             14,723   14,750
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                   243      226

 Weighted average number of shares
 outstanding, as adjusted                        14,966   14,976

Fully diluted earnings per share                $  0.19  $  0.14

                      -15-


Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                      Quarters ended June 30,
                                                        1996           1995
Additional Fully Diluted Computation (2)
Earnings:
 Net earnings                                        $ 3,448        $ 2,718

Shares:
 Weighted average number of common shares
  outstanding                                         14,723         14,750
  Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                            243            226
 Shares issuable from assumed exercise of
  convertible preference stock                         1,682          1,686

 Weighted average number of shares
  outstanding, as adjusted                            16,648         16,662

Fully diluted earnings per share                     $  0.21        $  0.16



(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
                      -16-

Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)

                                              Six Months ended June 30,
Primary                                           1996     1995
Earnings:
 Net earnings                                   $ 6,557  $ 5,253
 Deduct dividends on preference stock             1,266    1,268

 Net earnings applicable to common stock        $ 5,291  $ 3,985

Shares:
 Weighted average number of common
  shares outstanding                             14,716   14,800
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                             143      108
 Weighted average number of shares
  outstanding, as adjusted                       14,859   14,908

Primary earnings per share                      $  0.36  $  0.27


Fully diluted
Earnings:
 Net earnings                                   $ 6,557  $ 5,253
 Deduct dividends on preference stock (1)         1,266    1,268

 Net earnings applicable to common stock        $ 5,291  $ 3,985

Shares:
 Weighted average number of common
  shares outstanding                             14,716   14,800
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                   243      226

 Weighted average number of shares
 outstanding, as adjusted                        14,959   15,026

Fully diluted earnings per share                $  0.35  $  0.27

                      -17-

Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)

                                             Six Months ended June 30,
                                              1996           1995

Additional Fully Diluted Computation (2)
Earnings:
 Net earnings                                $ 6,557        $ 5,253

Shares:
 Weighted average number of common shares
  outstanding                                 14,716         14,800
  Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                   243            226
 Shares issuable from assumed exercise of
  convertible preference stock                 1,682          1,688

 Weighted average number of shares
  outstanding, as adjusted                    16,641         16,714

Fully diluted earnings per share             $  0.39        $  0.31


(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
                      -18-